EXHIBIT 10.26

msn
The Everyday Web
MSN INSERTION ORDER

ADVERTISER:	Udate.com	AGENCY/BILLING:	_________________________
Contact Name	Brian Rauschenbach	Contact Name	_________________________
Title	Online Media Buyer	Title	_________________________
Address	2815 2nd Avenue, Suite 500	Address	_________________________
City/State/Zip	Seattle, WA 98121	City/State/Zip	_________________________
Phone No	_________________________	Phone No.	_________________________
Fax No	_________________________	Fax No.	_________________________
Email Address	brian@udate.com	Email Address	_________________________
Advertiser URL	www.kiss.com, www.udate.com

ADVERTISING SALES:

Start Date	End Date	Page Group	Number of Ad Requests	Total Dollars

1-01-02	6-30-02

12-12-01	6-30-02

1-01-02	6-30-02

12-01-01	6-30-02

12-01-01	6-30-02

1-01-02	6-30-02

1-01-02	6-30-02

Total

Should this campaign be Third-party served? ________________________

If so, by what Third party server? _________________________________

SPECIAL INSTRUCTIONS:

The Microsoft Terms and Conditions are incorporated herein, and Advertiser agrees to comply with such terms.

Advertiser	Microsoft Corporation

By /s/ Brian Rauschenbach	By /s/ Ron Smith
Printed Name Brian Rauschenbach	Printed Name Ron Smith
Title Media Planner	Title Account Executive

Microsoft Corporation Standard Terms and Conditions

1.	ORDERS FOR ADVERTISEMENTS: All orders or other requests for advertising, whether from an advertiser (whether made by the advertiser directly, or through an agency) (collectively, “Advertiser”), are governed by these standard terms and conditions and the attached Insertion Order (collectively, the “Agreement”). No other conditions, provisions, or terms of any sort appearing in any writings or other communications made in connection with such orders, including without limitation those contained on or accompanying checks or other forms of payment, shall be binding on Microsoft Corporation (“Microsoft”), whether in conflict with or in addition to these standard terms and conditions. Orders which quote rates which vary from the rates listed in Microsoft’s then-current rate card shall not be binding on Microsoft, and shall be deemed requests for advertising at then-current rates. Orders are binding on Advertiser and not subject to cancellation, except as provided below under Section 4.

2.	ACCEPTANCE: Microsoft’s offer to publish advertisements for Advertiser is made on these standard terms and conditions only, and the placement or other communication of an order for advertising with Microsoft shall constitute Advertiser’s unconditional acceptance of these standard terms and conditions; no acceptance shall be effective until it is received by Microsoft in Redmond, Washington. Microsoft reserves the right not to publish any advertising at any time in its sole discretion. Failure by Microsoft to publish any requested advertisement does not constitute a breach of contract or otherwise entitle Advertiser to any legal remedy.

3.	MATERIAL SPECIFICATIONS: Specifications for the material elements that must be included in any banner are listed in the current “Advertisement Specifications & Submissions Instructions.” All submissions to Microsoft hereunder will comply with all such applicable elements. Advertiser acknowledges that time is of the essence in providing the foregoing to Microsoft, and Advertiser’s failure to meet the foregoing time requirements or any applicable specifications may delay or prevent delivery of the advertisements hereunder. Microsoft may terminate this Agreement due to Advertiser’s inability to comply with such instructions without further obligation to Advertiser, however, Advertiser will remain obligated to pay Microsoft the fees due for such time period within thirty (30) days of the date of termination.

4.	CANCELLATION: (a) Either party may cancel this Agreement at any time on ____ (__) days’ written notice to the other party. (If the foregoing blank is not filled in, then the parties agree that the stated time limit shall be thirty (30) days.) In the event of such cancellation, all discounts for volume and length of purchase (i.e. the discounts identified as “Other Discounts” in the Insertion Order) previously granted shall be rescinded, the price applicable to any delivered ad requests shall be adjusted to the full rate card price, and Advertiser shall pay to Microsoft, within thirty (30) days after the Agreement is terminated, all amounts not yet paid (as determined in accordance with the higher price calculation) for such ad requests delivered. IF EITHER PARTY CANCELS, ADVERTISER’S SOLE REMEDY WILL BE A REFUND OF ANY PRE-PAID FEES IN EXCESS OF THE FEES OWED TO MICROSOFT FOR THE AD REQUESTS DELIVERED PRIOR TO CANCELLATION AND WITHIN THIRTY (30) DAYS AFTER MICROSOFT’S NOTICE OF TERMINATION. IF AD REQUESTS ARE NOT THE RELEVANT STANDARD HEREIN, ADVERTISER’S SOLE REMEDY WILL BE A PRO-RATED REFUND FOR THE PERIOD OF TIME BEYOND THIRTY (30) DAYS AFTER CANCELLATION. THIS RELEASE OF ADVERTISER’S COMMITMENT IS ADVERTISER’S SOLE REMEDY AND NEITHER MICROSOFT, MSNBC INTERACTIVE NEWS, L.L.C. (“MSNBC”) NOR ANY OF THEIR AFFILIATES WILL HAVE ANY OTHER LIABILITY OF ANY NATURE TO ADVERTISER. (b) If either Microsoft or Advertiser defaults under this Agreement, the non-defaulting party will notify the other in writing. If the failure is not cured within five (5) business days after notice is received by the notified party, the non-defaulting party may, at any time prior to the default being cured, terminate this Agreement with no further obligation to the notified party, except for payment of any amount properly due Microsoft.

5.	RESPONSIBILITY FOR ADVERTISEMENTS: Advertiser represents and warrants to Microsoft that it is fully authorized to publish the entire contents and subject matter of all requested advertisements (including, without limitation, all text, graphics, URLs, and sites to which URLs are linked), and that all such materials will comply with all applicable laws and regulations. Additionally, Advertiser represents that it has the full corporate rights, power and authority to enter into this Agreement and to perform the acts required of it hereunder, and its execution of this Agreement does not and will not violate any agreement to which it is a party or by which it is otherwise bound, or any applicable law, rule or regulation. In consideration of the publication of advertisements, Advertiser agrees unconditionally to indemnify and hold harmless Microsoft and its affiliates, and their respective officers, agents and employees, from and against any and all loss, liability and expense (including reasonably attorneys’ fees) suffered or incurred by reason of any claims, proceedings or suits based on or arising out the contents or subject matter of such advertisements, including without limitation claims for defamation, violation of rights of publicity and/or privacy, copyright infringement, and trademark infringement and/or a breach by Advertiser of any representation, warranty or obligation to be performed by Advertiser hereunder.

6.	POSITIONING: Except as otherwise specified by Microsoft herein, all order provisions regarding positioning of advertisements shall be treated as requests, which requests shall be fulfilled at Microsoft’s sole discretion.

7.	STYLE: Advertisements that simulate Microsoft’s, MSNBC’s or their affiliates’ editorial matter in appearance or style, or that are not readily identifiable as advertisements, are not acceptable. Microsoft may in its sole discretion label any advertisement as an “advertisement” for clarification.

8.	LINKS TO INTERNET SITES: Advertiser warrants and represents to Microsoft that each Internet site identified by URLs in advertisements: (a) is controlled by Advertiser and operated by Advertiser and/or its independent contractors, (b) will be functional and accessible at all times, and (c) is in compliance with all applicable laws and regulations, and suitable in all respects to be linked to from the applicable site containing the advertisement. Microsoft may test Advertiser’s URLs, and in Microsoft’s sole discretion may remove any URLs at any time that fail to comply with the above requirements.

9.	COMMITMENT; PAYMENT TERMS: By submitting an order for advertising to Microsoft, Advertiser agrees to be liable for the cost of such order. Advertiser will pay Microsoft the total fee due hereunder in payments allocated over the number of months the advertisement is to run. All unpaid advertising fees shall accrue interest at the rate of 11/2% per month until paid, or the legal maximum, whichever is less. In addition to all other available rights and remedies, Microsoft may cancel and remove any advertisement which is not paid for on a timely basis. With respect to advertising to be placed within MSNBC.com, Microsoft shall remit any of the funds it collects hereunder on MSNBC’s behalf to MSNBC.

10.	COUNTS; THIRD PARTY SERVINGS: Microsoft counts ads delivered based on ad requests, and Microsoft will issue any tracking reports on that basis. Microsoft reserves the right to refuse advertising buys from third parties that require ads to be served from that third party’s servers. If Microsoft fails to deliver the agreed upon number of ad requests during the agreed upon period pursuant to the attached Insertion Order, Advertiser’s sole remedy for such failure will be an extension of the contract until the agreed upon number of ad requests (or other ad requests as the parties may agree) are provided.

11.	NO REPRESENTATIONS OR WARRANTIES; NO DAMAGES: ALL SERVICES PROVIDED TO ADVERTISER THAT ARE THE SUBJECT OF THESE TERMS AND CONDITIONS ARE PROVIDED WITOUT WARRANTIES OF ANY ANTURE, AND EACH OF MICROSOFT, MSNBC AND THEIR AFFILIATES DISCLAIM ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT SHALL EITHER MICROSOFT, MSNBC OR ANY OF THEIR AFFILIATES BE LIABLE FOR ANY CONSEQUENTIAL, INDIRECT, INCIDENTAL, OR SPECIAL DAMAGES WHATSOEVER, INCLUDING WITHOUT LIMITATION, DAMAGES FOR LOSS OF PROFITS, BUSINESS INTERRUPTION, LOSS OF OR UNAUTHORIZED ACCESS TO INFORMATION, AND THE LIKE, EVEN IF MICROSOFT, MSNBC OR ANY AFFILIATE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT SHALL MICROSOFT, MSNBC OR ANY OF THEIR AFFILIATES BE LIABLE TO ADVERTISER FOR AN AMOUNT IN EXCESS OF THE TOTAL DOLLAR AMOUNG ACTUALLY RECEIVED BY MICROSOFT FROM ADVERTISER FOR THE ADVERTISEMENT(S) AT ISSUE.

12.	NO USE OF MICROSOFT’S OR MINBC’S NAME: Neither party will issue any press release or make any public announcement(s) relating in any way whatsoever to this Agreement or the relationship established by this Agreement without the express prior written consent of the other party, which consent shall not be unreasonably withheld, provided that Microsoft may make informational references to advertising on MSN and Advertiser’s participation therein in publicity and press releases without obtaining Advertiser’s consent.

13.	GENERAL PROVISIONS: These terms and conditions are governed by the laws of the State of Washington, USA. Advertiser consents to the exclusive jurisdiction and venue of courts in King County, Washington for all disputes arising out of or relating to the subject matter hereof. The prevailing party in any dispute concerning the subject matter hereof shall be entitled to recover its reasonable attorneys’ fees and costs. The parties agree that this Agreement is deemed to have been made in the State of Washington, USA. No joint venture, partnership, employment, or agency relationship exists between Advertiser and Microsoft. Microsoft shall not be deemed to have waived or modified any of these terms and conditions except by a writing signed by its duly authorized representative. Advertiser may not assign its rights hereunder to any third party unless Microsoft expressly consents to such assignment in writing. If any provision of these standard terms and conditions is found invalid or unenforceable pursuant to judicial decree or decision, the remaining provisions shall remain valid and enforceable, and the unenforceable provisions shall be deemed modified to the extent necessary to make them enforceable. Unless specifically stated otherwise, the applicable territory for the advertising shall be the United States only. Microsoft may send electronic mail to Advertiser for any notices or notifications. All notices to Microsoft relating to any legal claims or matters must be made in writing to Microsoft Corporation, One Microsoft Way, Redmond, WA 98052-6399, with a copy to Microsoft Corporation – attn. US Legal Group, Law & Corporate Affairs, One Microsoft Way, Redmond, WA 98052-6399 attn: Ad Sales Attorney. The parties acknowledge and agree that the Microsoft Non-Disclosure Agreement dated as of ___5/23/01___________ (“NDA”) entered into by and between the parties applies to this Agreement as if fully set forth herein and that all of the terms of this Agreement (including but not limited to its existence) and all discussions and negotiations related thereto are considered Confidential Information (as that term is defined in the NDA) of Microsoft under the NDA. If Advertiser has not executed a NDA, Advertiser agrees to sign the NDA provided by Microsoft and return it to Microsoft with this Agreement. Upon termination or expiration of this Agreement, each party will destroy (or upon the other party’s request return) any and all Confidential Information of the other party in its possession or control.